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                                   EXHIBIT 8.1

February __, 1999



The Peoples Holding Company
209 Troy Street
Tupelo, MS  38801-4827

The Peoples Bank & Trust Company
209 Troy Street
Tupelo, MS  38801-4827

Inter-City Federal Bank for Savings
228 Main Street
Louisville, MS  39339

Re: Proposed Merger of Inter-City Federal Bank for Savings with and into the Peoples Bank & Trust Company

Ladies and Gentlemen:

You have requested our opinion as to certain federal income tax consequences resulting from the proposed merger of Inter-City Federal Bank for Savings ("Inter-City"), a federal savings bank organized under the laws of the United States of America, with and into The Peoples Bank & Trust Company ("Peoples Bank"), a Mississippi banking corporation, as set forth and more fully described in the Agreement and Plan of Merger among The Peoples Holding Company ("Peoples Holding"), a Mississippi corporation, dated December 14, 1998 (the "Agreement"), including the exhibits attached thereto.

We have acted as special counsel to Peoples Holding and Peoples Bank with respect to the proposed merger of Inter-City into Peoples Bank (the "Merger"). In this capacity and for purposes of rendering this opinion, we have examined
(i) the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations, (ii) the legislative history of applicable sections of the Code, and (iii) appropriate Internal Revenue Service and court decisional authority. In addition, we have examined such documents as we have deemed appropriate, including (i) the Agreement, (ii) the Registration Statement on Form S-4 filed by Peoples Holding (the "Registration Statement") pursuant to which Peoples Holding is issuing additional shares of its common stock, $5.00 par value, to the stockholders of Inter-City pursuant to the Merger, which includes the Proxy Statement/Prospectus for the Inter-City Special Meeting, and (iii) such additional documents as we have considered relevant. All terms used herein shall, except where the context otherwise indicates, be deemed to have the meanings assigned to such terms in the Agreement and Registration Statement.

In our examination of such documents, we have assumed, with your consent, that all documents submitted to us as photocopies are accurate


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The Peoples Holding Company
The Peoples Bank & Trust Company
Inter-City Federal Bank for Savings
February __, 1999
Page 2


reproductions of the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate.

In reaching our opinion, we have relied on certain representations made by the management of Peoples Holding, Peoples Bank and Inter-City, including the representations, warranties and covenants in the Agreement, and have examined such documents, records and other instruments as we have deemed necessary or appropriate, including, without limitation, the Agreement and the Registration Statement. We have assumed that Peoples Holding, Peoples Bank and Inter-City have been previously and will in the future be maintained and operated in conformance with the laws of the State of Mississippi, as applicable, and the United States and the terms of the aforementioned documents.

Peoples Holding is a registered bank holding company organized and existing under the laws of the State of Mississippi. As of December 14, 1998, Peoples Holding has authorized capital stock consisting of 15,000,000 shares of common stock, $5.00 par value ("Peoples Holding Common Stock"), of which 5,859,472 shares of Peoples Holding Common Stock are issued and outstanding.

Peoples Bank is a banking corporation organized and existing under the laws of the State of Mississippi. As of December 14, 1998, Peoples Bank had 772,822 authorized shares of common stock ("Peoples Bank Common Stock"), all of which shares were owned by Peoples Holding.

Inter-city is a federal savings bank duly organized and existing under the laws of the United States of America. As of December 14, 1998, Inter-City has authorized capital stock consisting of 2,000,000 shares of common stock, par value $0.01 per share ("Inter-City Common Stock"),and 500,000 authorized shares of serial preferred stock, of which 124,966 shares of Inter-City Common Stock are issued and outstanding.

There are no outstanding securities or obligations which are convertible into shares of stock or options, rights, calls or any other commitments of any nature relating to the unissued shares of Peoples Holding Common Stock, Peoples Bank Common Stock or Inter-City Common Stock.

Subject to the terms and conditions of the Agreement, at the Effective Date of the Merger, the following transactions will be consummated:

1. Inter-City shall be merged with and into Peoples Bank, whereby each share of Inter-City Common Stock (par value $0.01 per share) issued and outstanding, other than shares whose holders have perfected


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The Peoples Holding Company
The Peoples Bank & Trust Company
Inter-City Federal Bank for Savings
February __, 1999
Page 3


         their rights to dissent from the Merger, if any, shall be converted into and exchanged, as described in the Agreement, for shares of newly issued Peoples Holding Common Stock, $5.00 par value. Peoples Bank shall survive the Merger and continue to be governed by the laws of the State of Mississippi. The former stockholders of Inter-City shall become stockholders of Peoples Holding. No fractional shares of Peoples Holding Common Stock will be issued. The former Inter-City stockholders entitled to fractional shares of Peoples Holding Common Stock shall be paid cash by Peoples Holding in lieu of any fractional share interest, the value of which shall be computed based on the closing price of Peoples Holding Common Stock on the Effective Date on The American Stock Exchange (as reported in The Wall Street Journal, or if not reported thereby, by any other authoritative source selected by Peoples Holding). The Merger shall be consummated pursuant to the terms of the Agreement, which has been approved and adopted by the Boards of Directors of Peoples Holding, Peoples Bank and Inter-City.

2. The Merger is subject to various conditions, including, among others, approval at the Inter-City Special Meeting by the requisite vote of Inter-City's stockholders under applicable law and the Articles of Incorporation and Bylaws of Inter-City, approval by all applicable regulatory authorities, and receipt by Peoples Holding of a letter dated as of the Effective Date from Peoples Holding's independent accountants to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

This opinion is conditioned on the following assumptions and representations being made by management of Peoples Holding, Peoples Bank and Inter-City in connection with the Merger transaction at or before the Effective Date:

1. The Merger shall be consummated pursuant to and in accordance with the Agreement which represents the entire understanding of Peoples Holding, Peoples Bank and Inter-City with respect to the Merger.

2. The fair market value of newly issued Peoples Holding Common Stock, $5.00 par value, and other consideration, if any, to be received by Inter-City stockholders will be approximately equal to the fair market value of the Inter-City Common Stock to be surrendered in exchange therefor.

3. After consummation of the Merger transaction, Peoples Holding will continue its historical business in a substantially unchanged manner.


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The Peoples Holding Company
The Peoples Bank & Trust Company
Inter-City Federal Bank for Savings
February __, 1999
Page 4


4. The value of the Continuing Proprietary Interest (as defined below), as of the Effective Date of the Merger, will be at least 50% of the value, as of the Effective Date, of the Existing Proprietary Interest (as defined below) of Inter-City. For purpose of this representation:

     a. The Continuing Proprietary Interest means all of the shares of outstanding Inter-City Common Stock as of the Effective Date of the Merger, other than shares of Inter-City Common Stock: (i) exchanged in the Merger for consideration other than Peoples Holding Common Stock (including Inter-City Common Stock surrendered or exchanged for cash or other property by Dissenters); (ii) acquired in connection with the Merger (other than in exchange for the Peoples Holding Common Stock) by Peoples Holding or by a person related to Peoples Holding (within the meaning of ss.1.368-1(e)(3) of the Income Tax Regulations); (iii) exchanged in the Merger for Peoples Holding Common Stock that, pursuant to a plan or intention existing as of the Effective Date, is either redeemed by Peoples Holding or acquired (other than in exchange for Peoples Holding Common Stock) by a person related to Peoples Holding (within the meaning of ss. 1.368-1(e)(3) of the Income Tax Regulations); or (iv) acquired prior to the Effective Date and in connection with the Merger by persons related to Inter-City (within the meaning of ss. 1.368-1(e)(3)(i)(B) of the Income Tax Regulations), other than in exchange for Peoples Holding Common Stock or Inter-City Common Stock;

     b. The Existing Proprietary Interest means: (i) all of the shares of outstanding Inter-City Common Stock as of the Effective Date of the Merger (including shares acquired prior to the Effective Date and in connection with the Merger by persons related to Inter-City); (ii) shares of Inter-City Common Stock redeemed prior to the Effective Date and in connection with the Merger; and (iii) the amount of any extraordinary distributions made by Inter-City with respect to its stock prior to the Effective Date and in connection with the Merger. For purpose of this representation, extraordinary distributions will not include periodic dividends that are consistent with Inter-City's historic dividend practice;

     c. An acquisition of Peoples Holding Common Stock or of Inter-City Common Stock by a person acting as an intermediary for Peoples Holding, Inter-City, or a person related to Peoples Holding or Inter-City (within the meaning of ss. 1.368-1(e)(3) of the Income Tax Regulations) will be treated as made by Peoples Holding, Inter-City, or the related person, respectively; and


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The Peoples Holding Company
The Peoples Bank & Trust Company
Inter-City Federal Bank for Savings
February __, 1999
Page 5


     d. Any reference to Peoples Holding or Inter-City includes a reference to any successor or predecessor of such corporation to the extent provided in ss. 1.368-1(e)(5) of the Income Tax Regulations.

5. Peoples Holding has no intention or plan to reacquire any of its stock issued in the Merger. To the best of the knowledge of the management of Peoples Holding, no person related to Peoples Holding (within the meaning of ss. 1.368-1(e)(3) of the Income Tax Regulations) and no person acting as an intermediary for Peoples Holding or such a related person has a plan or intention to acquire any of the Peoples Holding Common Stock issued in the Merger.

6. Peoples Bank will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Inter-City immediately prior to the Effective Date of the Merger. For purposes of this representation, amounts paid by Inter-City to dissenters prior to and including the Effective Date (if any), amounts paid by Inter-City to stockholders who receive cash or other property, Inter-City assets used to pay its reorganization expenses, and all redemptions and other distributions (except for regular, normal dividends) made by Inter-City immediately preceding the transfer, will be included as assets of Inter-City held immediately prior to the transaction.

7. Prior to the transaction, Peoples Holding will be in control of Peoples Bank within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

8. Following the transaction, Peoples Bank will not issue additional shares of its stock that would result in Peoples Holding losing control of Peoples Bank within the meaning of Section 368(c) of the Code.

9. Inter-City stockholders who perfect their rights to dissent from the Merger in accordance with applicable law shall be paid the value for shares of Inter-City Common Stock. The value to be paid shall be determined in accordance with Section 552.14, Title 12, of the Code of Federal Regulations.

10. Peoples Holding has no plan or intention to liquidate Peoples Bank, to merge Peoples Bank with and into another corporation, to sell or otherwise dispose of the stock of Peoples Bank or to cause Peoples Bank to sell or otherwise dispose of any of the assets of Inter-


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The Peoples Holding Company
The Peoples Bank & Trust Company
Inter-City Federal Bank for Savings
February __, 1999
Page 6


         City acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

11. The liabilities of Inter-City assumed by Peoples Bank and the liabilities to which the transferred assets of Inter-City are subject were incurred by Inter-City in the ordinary course of its business.

12. Following the transaction, Peoples Bank will continue the historic business of Inter-City or use a significant portion of Inter-City's historic business assets in its business.

13. Each Party to the Merger Agreement will pay its own expenses incurred in connection with the Merger including the cost of soliciting proxies for the Inter-City Special Meeting and printing costs and expenses incurred in connection with the Proxy Statement/Prospectus and the associated Peoples Holding Registration Statement filed with the Securities and Exchange Commission of which the Proxy Statement/Prospectus forms a part.

14. There is no intercorporate indebtedness existing between Peoples Holding and Inter-City or between Peoples Bank and Inter-City that was issued, acquired, or will be settled at a discount.

15. No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

16. Neither Peoples Holding, Peoples Bank nor Inter-City is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

17. The fair market value of the assets of Inter-City transferred to Peoples Bank will equal or exceed the sum of the liabilities assumed by Peoples Bank, plus the amount of liabilities, if any, to which the transferred assets are subject.

18.      No stock of Peoples Bank will be issued in the transaction.

19. None of the compensation received by any stockholder-employee of Inter-City will be separate consideration for, or allocable to, any of his or her shares of Inter-City stock; none of the shares of Peoples Holding stock received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate


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The Peoples Holding Company
The Peoples Bank & Trust Company
Inter-City Federal Bank for Savings
February __, 1999
Page 7


         with amounts paid to third parties bargaining at arm's-length for similar services.

Based solely on the information submitted and on the representations set forth above, it is held as follows:

1. Provided the proposed merger of Inter-City with and into Peoples Bank qualifies under applicable law, the acquisition by Peoples Bank of substantially all of the assets of Inter-City solely in exchange for Peoples Holding Common Stock and the assumption by Peoples Bank of the liabilities, will qualify as a reorganization under the provisions of
         Section 368(a)(1)(A) and 368(a)(2)(D) of the Code. For purposes of this opinion, "substantially all" means at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Inter-City held immediately prior to the proposed transaction. Peoples Holding, Peoples Bank and Inter-City, will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

2. No gain or loss will be recognized by Inter-City upon the transfer of substantially all of its assets to Peoples Bank in exchange for Peoples Holding Common Stock and the assumption of Inter-City's liabilities by Peoples Bank (Section 361 and 357(a) of the Code).

3. No gain or loss will be recognized by either Peoples Holding or Peoples Bank upon the acquisition by Peoples Bank of substantially all of the assets of Inter-City in exchange for Peoples Holding Common Stock and the assumption of Inter-City's liabilities (Rev. Rul. 57-278, 1957-1 C.B. 124).

4. The tax basis of the assets of Inter-City acquired by Peoples Bank will be the same in the hands of Peoples Bank as the tax basis of such assets in the hands of Inter-City immediately prior to the exchange (Section 362(b) of the Code).

5. The tax basis of Peoples Bank Common Stock in the hands of Peoples Holding will be increased by an amount equal to the tax basis of the Inter-City assets in the hands of Peoples Bank and decreased by the sum of the amount of the liabilities of Inter-City assumed by Peoples Bank and the amount of liabilities to which the assets of Inter-City are subject.

6. The holding period of the assets of Inter-City received by Peoples Bank will, in each instance, include the period for which such assets were held by Inter-City (Section 1223(2) of the Code).


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The Peoples Holding Company
The Peoples Bank & Trust Company
Inter-City Federal Bank for Savings
February __, 1999
Page 8


7. No gain or loss will be recognized to the stockholders of Inter-City upon the exchange of Inter-City stock solely for Peoples Holding Common Stock (Section 354(a)(1) of the Code).

8. The tax basis of the Peoples Holding Common Stock received by the stockholders of Inter-City will be the same as the basis of the Inter-City stock surrendered in exchange therefor (Section 358(a)(1) of the Code).

9. The holding period of the Peoples Holding Common Stock received by the stockholders of Inter-City will include the period during which Inter-City stock surrendered therefor was held, provided the stock of Inter-City is a capital asset in the hands of the stockholders of Inter-City on the date of the exchange (Section 1223(1) of the Code).

10. As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Income Tax Regulations, Peoples Bank will succeed to and take into account the earnings and profits of Inter-City as of the date of transfer.

11. Where a dissenting Inter-City stockholder receives cash in exchange for his or her stock, such cash will be treated as having been received by the stockholder as a distribution in redemption of his or her stock subject to the provisions and limitations of Section 302 of the Code (Rev. Rul 74-515, 1974-2 C.B.
         118).

No opinion is expressed about the tax treatment of the Merger transaction under other provisions of the Code and regulations or about the federal income tax or state income tax treatment of any conditions existing at the time of, or other tax consequences resulting from the Merger transaction that are not specifically covered above.

This opinion is addressed only to you and concerns only the transaction described above. This opinion may be relied upon only by you and the stockholders of Inter-City.


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The Peoples Holding Company
The Peoples Bank & Trust Company
Inter-City Federal Bank for Savings
February __, 1999
Page 9


We consent to the inclusion of this opinion in the Registration Statement (Form S-4) of Peoples Holding relating to the Merger and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus which is part of the Registration Statement.


Very Truly Yours,

GERRISH & McCREARY, P.C.